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EXHIBIT 11.1

                        Ball Corporation and Subsidiaries
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)

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                                                            Three months ended             Six months ended
                                                        --------------------------    --------------------------
                                                          July 3,        July 4,        July 3,        July 4,
                                                           1994           1993           1994           1993
                                                        -----------    -----------    -----------    -----------
EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
Net income from:
    Continuing operations                               $    17.2      $    13.3      $    27.7      $    22.4
    Alltrista operations                                       --             --             --            2.1
                                                        -----------    -----------    -----------    -----------
Net income before cumulative effect of changes in
  accounting principles                                      17.2           13.3           27.7           24.5
Cumulative effect of changes in accounting
  principles, net of tax                                       --             --             --          (34.7)
                                                        -----------    -----------    -----------    -----------
Net income (loss)                                            17.2           13.3           27.7          (10.2)
Preferred dividends, net of tax                              (0.8)          (0.8)          (1.6)          (1.6)
                                                        -----------    -----------    -----------    -----------
Net earnings (loss) attributable to common
  shareholders                                          $    16.4      $    12.5      $    26.1      $   (11.8)
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------
Weighted average number of common shares
  outstanding (000s)                                       29,621         29,250         29,556         28,076
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------
Earnings (loss) per share of common stock:
    Continuing operations                               $    0.55      $    0.43      $    0.88      $    0.74
    Alltrista operations                                       --             --             --           0.08
    Cumulative effect of changes in accounting
      principles, net of tax                                   --             --             --          (1.24)
                                                        -----------    -----------    -----------    -----------
                                                        $    0.55      $    0.43      $    0.88      $   (0.42)
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------

EARNINGS PER SHARE - ASSUMING FULL DILUTION
Net income (loss)                                       $    17.2      $    13.3      $    27.7      $   (10.2)
Series B ESOP Preferred dividend, net of tax                   --             --             --           (1.6)
Adjustments for deemed ESOP cash contribution in
  lieu of Series B ESOP Preferred dividend                   (0.6)          (0.4)          (1.2)             *
                                                        -----------    -----------    -----------    -----------
Net earnings (loss) attributable to common
  shareholders                                          $    16.6      $    12.9      $    26.5      $   (11.8)
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------
Weighted average number of common shares
  outstanding (000s)                                       29,621         29,250         29,556         28,076
Dilutive effect of stock options                               98            240            100            258
Common shares issuable upon conversion of
  Series B ESOP Preferred stock                             2,140          2,191          2,147              *
                                                        -----------    -----------    -----------    -----------
Weighted average number shares applicable to
  fully diluted earnings per share                         31,859         31,681         31,803         28,334
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------
Fully diluted earnings (loss) per share:
    Continuing operations                               $    0.52      $    0.41      $    0.83      $    0.74
    Alltrista operations                                       --             --             --           0.07
    Cumulative effect of changes in accounting
      principles, net of tax                                     --             --             --          (1.23)
                                                        -----------    -----------    -----------    -----------
                                                        $    0.52      $    0.41      $    0.83      $   (0.42)
                                                        -----------    -----------    -----------    -----------
                                                        -----------    -----------    -----------    -----------

* No conversion of the Series B ESOP Convertible Preferred Stock is assumed as the effect is antidilutive.
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